Exhibit 99.2

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS

(Unaudited)

(Amounts in millions, except per share figures)

	Three Months Ended March 31,
	2009	2008
Net sales	$4,393	$4,657

Cost of sales	1,399	2,137
Selling, general and administrative	1,493	1,676
Research and development	804	880
Other expense/(income), net	88	95
Special, merger and acquisition-related charges	75	23
Equity income	(400)	(517)

Income before income taxes	934	363
Income tax expense	129	49

Net income	805	314
Preferred stock dividends	38	38

Net income available to common shareholders	$767	$276

Diluted earnings per common share	$0.46	$0.17

Basic earnings per common share	$0.47	$0.17

Dividends per common share	$0.065	$0.065

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

STATEMENTS OF CONDENSED CONSOLIDATED CASH FLOWS

(Unaudited)

(Amounts in millions)

	Three Months Ended March 31,
	2009	2008
Operating Activities:
Net income	$805	$314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	296	876
Accrued share-based compensation	48	60
Special, merger and acquisition-related charges and payments	(8)	—
Changes in assets and liabilities:
Accounts receivable	(292)	(383)
Inventories	(239)	(138)
Prepaid expenses and other assets	47	78
Accounts payable	88	109
Other liabilities	(189)	(454)

Net cash provided by operating activities	556	462

Investing Activities:
Capital expenditures	(161)	(175)
Dispositions of property and equipment	1	27
Purchases of short-term investments	(708)	—
Maturities of short-term investments	5	25
Other, net	2	—

Net cash used for investing activities	(861)	(123)

Financing Activities:
Payments of long-term debt	(71)	—
Cash dividends paid to common shareholders	(106)	(105)
Cash dividends paid to preferred shareholders	(38)	(38)
Net change in short-term borrowings	(2)	(36)
Stock option exercises	36	2
Other, net	—	(7)

Net cash used for financing activities	(181)	(184)

Effect of exchange rates on cash and cash equivalents	(42)	20

Net (decrease) / increase in cash and cash equivalents	(528)	175
Cash and cash equivalents, beginning of period	3,373	2,279

Cash and cash equivalents, end of period	$2,845	$2,454

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions, except per share figures)

	March 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$2,845	$3,373
Short-term investments	708	5
Accounts receivable, net	2,953	2,816
Inventories	3,158	3,114
Deferred income taxes	485	435
Prepaid expenses and other current assets	1,195	1,228

Total current assets	11,344	10,971
Property, plant and equipment	10,244	10,440
Less accumulated depreciation	3,582	3,607

Property, net	6,662	6,833
Goodwill	2,667	2,778
Other intangible assets, net	5,761	6,154
Other assets	1,284	1,381

Total assets	$27,718	$28,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,670	$1,677
Short-term borrowings and current portion of long-term debt	204	245
Income taxes	162	183
Accrued compensation	838	1,010
Other accrued liabilities	2,087	2,078

Total current liabilities	4,961	5,193
Long-term Liabilities:
Long-term debt, net of current portion	7,685	7,931
Deferred income taxes	1,442	1,551
Other long-term liabilities	2,795	2,913

Total long-term liabilities	11,922	12,395
Commitments and contingent liabilities (Note 16)
Shareholders’ Equity:

2007 Mandatory convertible preferred shares — $1 par value; $250 per share face value; issued: 10 at March 31, 2009 and December 31, 2008	2,500	2,500
Common shares — authorized: 2,400, $.50 par value; issued: 2,120 at March 31, 2009 and 2,118 at December 31, 2008	1,060	1,059
Paid-in capital	5,128	5,045
Retained earnings	9,842	9,181
Accumulated other comprehensive loss	(2,352)	(1,913)

Total	16,178	15,872
Less treasury shares: 492 at March 31, 2009 and December 31, 2008; at cost	5,343	5,343

Total shareholders’ equity	10,835	10,529

Total liabilities and shareholders’ equity	$27,718	$28,117

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BASIS OF PRESENTATION

These unaudited Condensed Consolidated Financial Statements of Schering-Plough Corporation and subsidiaries (Schering-Plough), have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for reporting on Form 10-Q. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles have been condensed or omitted pursuant to such SEC rules and regulations. These statements should be read in conjunction with the accounting policies and notes to the consolidated financial statements included in Schering-Plough’s 2008 10-K.

In the opinion of Schering-Plough’s management, these financial statements reflect all adjustments necessary, including normal recurring accruals, for a fair presentation of the statements of operations, cash flows and financial position for the interim periods presented.

First quarter 2008 income tax expense has been revised from the prior year 10-Q which reflected an overstatement of income tax expense relating to the accounting for the purchase of Organon BioSciences N.V. (OBS). This change resulted in a reduction of income tax expense and a corresponding increase in net income and net income available to common shareholders of $23 million, along with an associated increase in per share amounts.

In November 2007, Schering-Plough acquired OBS, a company that discovers, develops and manufactures human prescription and animal health products.

Impact of Recently Issued Accounting Standards

As of January 1, 2009, Schering-Plough implemented Financial Accounting Standards Board (FASB) Staff Position (FSP) Emerging Issues Task Force (EITF) No. 03-6-1 (FSP EITF 03-6-1), “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 requires Schering-Plough to treat unvested deferred stock units as participating securities in accordance with the two-class method in the calculation of both basic and diluted earnings per share. FSP EITF 03-6-1 must be applied retrospectively. The effect of the retrospective application of FSP EITF 03-6-1 was not material to Schering-Plough’s earnings per share in 2008, 2007 or 2006.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements.” The standard defines fair value, establishes a framework for measuring fair value in accordance with U.S. Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. The standard codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. For calendar-year companies, the standard became effective January 1, 2008 (see Note 13, “Fair Value Measurements”) except for non-financial items measured on a non-recurring basis for which it is effective beginning January 1, 2009. The implementation of the non-financial items measured on a non-recurring basis of this standard did not have a material impact on Schering-Plough’s condensed consolidated financial statements.

In December 2007, the FASB issued EITF Issue No. 07-1, “Accounting for Collaborative Arrangements,” which is effective for calendar-year companies beginning January 1, 2009. The Task Force clarified the manner in which costs, revenues and sharing payments made to, or received by, a partner in a collaborative arrangement should be presented in the income statement and set forth certain disclosures that should be required in the partners’ financial statements. The implementation of this standard did not have a material impact on Schering-Plough’s condensed consolidated financial statements. Schering-Plough has a number of collaborative arrangements. For collaborative arrangements, sales are generally included in Net sales and payments to collaboration partners are classified in the statement of condensed consolidated operations based on their nature in Cost of sales or Research and development, as appropriate.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” (SFAS 141R). For calendar-year companies, the standard is applicable to new business combinations occurring on or after January 1, 2009. SFAS 141R requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Most significantly, SFAS 141R requires that acquisition costs generally be expensed as incurred, certain acquired contingent liabilities be recorded at fair value, and acquired in-process research and development be recorded at fair value as an indefinite-lived intangible asset at the acquisition date. The implementation of this standard did not have a material impact on Schering-Plough’s condensed consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51,” which is effective for calendar-year companies beginning January 1, 2009. The standard establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The implementation of this standard did not have a material impact on Schering-Plough’s condensed consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — An Amendment of FASB Statement No. 133,” which is effective for calendar-year companies beginning January 1, 2009. The standard enhances required disclosures regarding derivatives and hedging activities. The implementation of this standard did not have a material impact on Schering-Plough’s condensed consolidated financial statements.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). FSP 142-3 is effective for calendar-year companies beginning January 1, 2009. The requirement for determining useful lives must be applied prospectively to intangible assets acquired after the effective date and the disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The implementation of this standard did not have a material impact on the Schering-Plough’s condensed consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” FSP FAS 141(R)-1 amends the provisions in Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP is effective for contingent assets or contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The implementation of this standard did not have a material impact on Schering-Plough’s condensed consolidated financial statements.

In April 2009, FASB Staff Position FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, or FSP FAS 107-1 and APB 28-1. FSP FAS 107-1 and APB 28-1, amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments in interim as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in all interim financial statements. The FSP is effective for periods ending after June 15, 2009. Schering Plough is currently assessing the potential impact of implementing this standard.

2.	PRODUCTIVITY TRANSFORMATION PROGRAM

Schering-Plough’s Productivity Transformation Program (PTP), is designed to reduce and avoid costs, and increase productivity.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes activities reflected in the condensed consolidated financial statements related to the Productivity Transformation Program, for the three months ended March 31, 2009:

	Charges Included in
	Cost of Sales	Research and Development	Special, Merger and Acquisition- Related Charges	Total Charges	Cash Payments	Non-cash Charges	Accrued Liability
	(Dollars in millions)
Accrued liability at January 1, 2009							$155
Employee termination costs	$—	$—	$56	$56	$(69)	$—	(13)
Accelerated depreciation	2	2	—	4	—	4	—

Total	$2	$2	$56	$60	$(69)	$4

Accrued liability at March 31, 2009							$142

For the three months ended March 31, 2009, special, merger and acquisition-related costs totaled $75 million of which $56 million related to employee termination costs and $19 million related to the planned merger with Merck & Co., Inc.

The following table summarizes activities reflected in the condensed consolidated financial statements related to the Productivity Transformation Program, for the three months ended March 31, 2008:

	Special, and Acquisition- Related Charges	Total Charges	Cash Payments	Non-cash Charges	Accrued Liability
	(Dollars in millions)
Accrued liability at January 1, 2008					$23
Employee termination costs	$8	$8	$(6)	$—	2

Accrued liability at March 31, 2008					$25

For the three months ended March 31, 2008, special and acquisition-related charges totaled $23 million ($8 million of employee termination costs and $15 million of other OBS acquisition related costs).

3.	EQUITY INCOME

In May 2000, Schering-Plough and Merck entered into two separate sets of agreements to jointly develop and market certain products in the U.S. including (1) two cholesterol-lowering drugs and (2) an allergy/asthma drug. In December 2001, the cholesterol agreements were expanded to include all countries of the world except Japan. In general, the companies agreed that the collaborative activities under these agreements would operate in a virtual joint venture to the maximum degree possible by relying on the respective infrastructures of the two companies. These agreements generally provide for equal sharing of development costs and for co-promotion of approved products by each company.

The cholesterol agreements provide for Schering-Plough and Merck to jointly develop and commercialize ezetimibe in the cholesterol management field:

i. as a once-daily monotherapy (managed as ZETIA in the U.S. and Asia and EZETROL in Europe);

ii. in co-administration with various approved statin drugs; and

iii. as a fixed-combination tablet of ezetimibe and simvastatin (Zocor), Merck’s cholesterol-modifying medicine. This combination medication (ezetimibe/simvastatin) is managed as VYTORIN in the U.S. and as INEGY in many international countries.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ZETIA/EZETROL (ezetimibe) and VYTORIN/INEGY (the combination of ezetimibe/simvastatin) are approved for use in the U.S. and have been launched in many international markets.

Schering-Plough utilizes the equity method of accounting in recording its share of activity from the Merck/Schering-Plough cholesterol joint venture. As such, Schering-Plough’s net sales do not include the sales of the joint venture. The cholesterol joint venture agreements provide for the sharing of operating income generated by the joint venture based upon percentages that vary by product, sales level and country. In the U.S. market, Schering-Plough receives a greater share of profits on the first $300 million of annual ZETIA sales. Above $300 million of annual ZETIA sales, Merck and Schering-Plough generally share profits equally. Schering-Plough’s allocation of the joint venture income is increased by milestones recognized. Further, either company’s share of the joint venture’s income from operations is subject to a reduction if that company fails to perform a specified minimum number of physician details in a particular country. The companies agree annually to the minimum number of physician details by country.

The companies bear the costs of their own general sales forces and commercial overhead in marketing joint venture products around the world. In the U.S., Canada and Puerto Rico, the cholesterol agreements provide for a reimbursement to each company for physician details that are set on an annual basis, and in Italy, a contractual amount is included in the profit sharing calculation that is not reimbursed. In the U.S., Canada and Puerto Rico this amount is equal to each company’s agreed physician details multiplied by a contractual fixed fee. Schering-Plough reports these amounts as part of equity income from the cholesterol joint venture. These amounts do not represent a reimbursement of specific, incremental and identifiable costs for Schering- Plough’s detailing of the cholesterol products in these markets. In addition, these amounts are not reflective of Schering-Plough’s sales effort related to the joint venture as Schering-Plough’s sales force and related costs associated with the joint venture are generally estimated to be higher.

Costs of the joint venture that the companies contractually share are a portion of manufacturing costs, specifically identified promotion costs (including direct-to-consumer advertising and direct and identifiable out-of-pocket promotion) and other agreed upon costs for specific services such as market support, market research, market expansion, a specialty sales force and physician education programs.

Certain specified research and development expenses are generally shared equally by Schering-Plough and Merck.

The unaudited financial information below presents summarized combined financial information for the Merck/Schering-Plough cholesterol joint venture for the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Net sales	$945	$1,233
Cost of sales	42	52
Income from operations	661	854

Amounts related to physician details, among other expenses, that are invoiced by Schering-Plough and Merck in the U.S., Canada and Puerto Rico are deducted from income from operations of the cholesterol joint venture.

Schering-Plough’s share of the cholesterol joint venture’s income from operations for the three months ended March 31, 2009 and 2008 was $367 million and $459 million, respectively. In the U.S. market, Schering-Plough receives a greater share of income from operations on the first $300 million of annual ZETIA sales. As a result, Schering-Plough’s share of the cholesterol joint venture’s income from operations is generally higher in the first quarter than in subsequent quarters.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following information provides a summary of the components of Schering-Plough’s equity income from the cholesterol joint venture for the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Schering-Plough’s share of income from operations	$367	$459
Contractual amounts for physician details	37	62
Elimination of intercompany profit and other, net	(4)	(4)

Total equity income from cholesterol joint venture	$400	$517

At March 31, 2009 and December 31, 2008, Schering-Plough had net receivables (including undistributed income) from the Merck/Schering-Plough Joint Venture of $111 million and $130 million, respectively.

Equity income from the joint venture excludes any profit arising from transactions between Schering-Plough and the joint venture until such time as there is an underlying profit realized by the joint venture in a transaction with a party other than Schering-Plough or Merck.

Due to the virtual nature of the cholesterol joint venture, Schering-Plough incurs substantial costs, such as selling, general and administrative costs, that are not reflected in Equity income and are borne by the overall cost structure of Schering-Plough. These costs are reported on their respective line items in the statements of condensed consolidated operations and are not separately identifiable. The cholesterol agreements do not provide for any jointly owned facilities and, as such, products resulting from the joint venture are manufactured in facilities owned by either Schering-Plough or Merck.

Schering-Plough and Merck are developing a single-tablet combination of ezetimibe and atorvastatin as a treatment for elevated cholesterol levels.

In April 2008, the Merck/Schering-Plough joint venture received a not-approvable letter from the FDA for the proposed fixed combination of loratadine/montelukast. During the second quarter of 2008 the respiratory joint venture was terminated in accordance with the agreements. This action has no impact on the cholesterol joint venture.

See Note 16, “Legal, Environmental and Regulatory Matters,” — “Litigation and Investigations relating to the Merck/Schering-Plough Cholesterol Joint Venture,” for additional information.

4.	SHARE-BASED COMPENSATION

A summary of the options, deferred stock units and performance-based deferred stock units granted during the three months ended March 31, 2009 and 2008 is as follows:

	Three Months Ended March 31,
	2009		2008
	Underlying Shares	Weighted- Average Grant-Date Fair Value	Underlying Shares	Weighted- Average Grant-Date Fair Value
	(In thousands)		(In thousands)
Stock options	2	$5.21	5,837	$4.48
Deferred stock units	19	16.94	95	21.31
Performance-based deferred stock units	1,043	27.93	1,034	19.43

Total awards	1,064		6,966

Options generally become exercisable in equal annual installments over a three-year period. The deferred stock units generally vest at the end of a three-year period from the date they were granted. The performance-based deferred stock units vest at the end of a three-year performance period if specific pre-established levels of performance, market conditions and service are met.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The weighted-average assumptions used in the Black-Scholes option pricing model for the three months ended March 31, 2009 and 2008, were as follows:

	Three Months Ended March 31,
	2009	2008
Dividend yield	1.1%	1.1%
Volatility	39.0%	24.5%
Risk-free interest rate	1.9%	2.5%
Expected term of options (in years)	4.5	4.5

Total compensation expense related to stock options, deferred stock units and performance-based deferred stock units for the three months ended March 31, 2009 and 2008 was $48 million and $60 million, respectively.

At March 31, 2009, the total remaining unrecognized compensation cost related to the performance-based deferred stock units granted in 2009 amounted to $29 million, which will be amortized over the weighted-average remaining requisite service period of 2.75 years. The remaining unrecognized compensation cost for the performance-based deferred stock units may vary each reporting period based on changes in the expected achievement of performance measures.

5.	OTHER EXPENSE/(INCOME), NET

The components of other expense/(income), net are as follows:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Interest cost incurred	$116	$143
Less: amount capitalized on construction	(7)	(5)

Interest expense	109	138
Interest income	(4)	(22)
Foreign exchange gains	(17)	(4)
Other, net	—	(17)

Total other expense/(income), net	$88	$95

During the first quarter of 2008, Schering-Plough recognized a gain of $17 million ($12 million after tax) on the sale of a manufacturing site.

6.	INCOME TAXES

Schering-Plough expects to report a U.S. Net Operating Loss (NOL) carryforward of approximately $1.3 billion on its 2008 tax return, which will be available to offset future U.S. taxable income, in varying amounts, through 2028.

This U.S. NOL carryforward could be materially reduced after examination of Schering-Plough’s income tax returns by the Internal Revenue Service (IRS). Schering-Plough continues to maintain a valuation allowance against its U.S. deferred tax assets, as management cannot conclude that it is more likely than not the benefit of the U.S. net deferred tax assets can be realized.

7.	RETIREMENT PLANS AND OTHER POST-RETIREMENT BENEFITS

Schering-Plough has defined benefit pension plans covering eligible employees in the U.S. and certain foreign countries. In addition, Schering-Plough provides post-retirement medical and life insurance benefits primarily to its eligible U.S. retirees and their dependents through its post-retirement benefit plans.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of net pension expense were as follows:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Service cost	$51	$53
Interest cost	58	58
Expected return on plan assets	(56)	(59)
Amortization, net	10	7
Settlement	—	—

Net pension expense	$63	$59

The components of other post-retirement benefits expense were as follows:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Service cost	$6	$7
Interest cost	9	10
Expected return on plan assets	(3)	(3)
Amortization, net	(1)	1

Net other post-retirement benefits expense	$11	$15

For the three months ended March 31, 2009 and 2008, Schering-Plough contributed $140 million and $49 million, respectively, to its retirement plans. Schering-Plough expects to contribute approximately $210 million to its retirement plans during the remainder of 2009.

8.	EARNINGS PER COMMON SHARE

As of January 1, 2009, Schering-Plough implemented Financial Accounting Standards Board (FASB) Staff Position (FSP) Emerging Issues Task Force (EITF) No. 03-6-1 (FSP EITF 03-6-1), “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP EITF 03-6-1 requires Schering-Plough to treat unvested deferred stock units as participating securities in accordance with the two-class method in the calculation of both basic and diluted earnings per share. FSP EITF 03-6-1 must be applied retrospectively. The effect of the retrospective application of FSP EITF 03-6-1 was not material to Schering-Plough’s earnings per share in 2008, 2007 or 2006.

The following tables summarize the components of basic and diluted earnings per common share computations.

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Reconciliation of undistributed earnings:
Net income available to common shareholders	$767	$276
Less: Dividends on common stock	106	105
Less: Dividends on unvested participating securities	1	1

Undistributed earnings(1)	$660	$170

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months Ended March 31,
	2009	2008
	(Dollars and shares in millions)
Basic earnings per common share computation:
Net income available to common shareholders	$767	$276
Less: Dividend equivalents on unvested participating securities	1	1
Less: Undistributed earnings allocated to unvested participating securities(1)	8	2

Undistributed earnings allocated to common shareholders	$758	$273

EPS denominator:
Weighted-average shares outstanding for basic earnings per common share	1,627	1,621
Basic earnings per common share	$0.47	$0.17

	Three Months Ended March 31,
	2009	2008
	(Dollars and shares in millions)
Diluted earnings per common share computation:
Net income available to common shareholders	$767	$276
Add: Preferred stock dividends	38	—
Less: Dividend equivalents on unvested participating securities	1	1
Less: Undistributed earnings allocated to unvested participating securities(1)	8	2

	$796	$273

EPS denominator calculation:
Weighted-average shares outstanding for basic earnings per common share	1,627	1,621
Dilutive effect of options(2)	2	5
Dilutive effect of preferred shares(3)	91	—

Weighted-average shares outstanding for diluted earnings per common share	1,720	1,626

Diluted earnings per common share	$0.46	$0.17

(1)	For the three months ended March 31, 2009 and 2008, 19 million and 21 million, respectively of unvested outstanding deferred stock units and performance-based deferred stock units are considered participating securities. The undistributed earnings are allocated to both common shares and unvested participating securities in computing the earnings per share under the two-class method.
(2)	For the three months ended March 31, 2009 and 2008, 46 million and 40 million, respectively, of equivalent common shares, issuable under Schering-Plough’s stock incentive plans were excluded from the computation of diluted EPS because their effect would have antidilutive.
(3)	For the three months ended March 31, 2009, approximately 91 million common shares, obtainable upon conversion of Schering-Plough’s 2007 mandatory convertible preferred stock were dilutive to earnings per share and were therefore included in the computation of diluted earnings per share. For the three months ended March 31, 2008, approximately 91 million common shares, obtainable upon conversion of the 2007 mandatory convertible preferred stock were excluded from the computation of diluted earnings per share because their effect would have been antidilutive.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	COMPREHENSIVE INCOME

Comprehensive income is comprised of the following:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Net income	$805	$314
Foreign currency translation adjustment	(435)	450
Unrealized loss on investments available for sale, net of tax	(4)	(9)

Total comprehensive income	$366	$755

10.	INVENTORIES

Inventories consisted of the following:

	March 31, 2009	December 31, 2008
	(Dollars in millions)
Finished products	$1,104	$1,212
Goods in process	1,679	1,428
Raw materials and supplies	597	679

Total inventories and inventory classified in other non-current assets	$3,380	$3,319

For the three months ended March 31, 2008, $551 million of amortization of the fair value step-up recorded as part of the OBS acquisition are included in Depreciation and amortization in the condensed consolidated statements of cash flows.

Included in Other assets (non-current) at March 31, 2009 and December 31, 2008 was $222 million and $205 million, respectively, of inventory not expected to be sold within one year.

11.	GOODWILL AND OTHER INTANGIBLE ASSETS

The decrease in goodwill at March 31, 2009 as compared to December 31, 2008 of $111 million was due to foreign currency translation.

The components of other intangible assets, net are as follows:

	March 31, 2009			December 31, 2008
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
	(Dollars in millions)
Patents	$3,616	$486	$3,130	$3,803	$418	$3,385
Trademarks and other	2,655	207	2,448	2,756	180	2,576
Licenses and other	799	616	183	796	603	193

Total other intangible assets	$7,070	$1,309	$5,761	$7,355	$1,201	$6,154

These intangible assets are amortized on the straight-line method over their respective useful lives. The residual value of intangible assets is estimated to be zero. Amortization expense for the three months ended March 31, 2009 and 2008 was $129 million and $143 million, respectively. Annual amortization expenses related to these intangible assets for the years 2009 to 2013 is expected to be approximately $516 million.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	BORROWINGS

Schering-Plough’s outstanding borrowings at March 31, 2009 and December 31, 2008 were as follows:

	March 31, 2009	December 31, 2008
	(Dollars in millions)
Short-term
Short-term borrowings and current portion of long-term debt	$203	$244
Current portion of capital leases	1	1

Total short-term borrowings and current portion of long-term debt	$204	$245

Long-term
5.00% senior unsecured Euro-denominated notes due 2010	$662	$698
Floating rate Euro-denominated term loan due 2012	595	698
5.30% senior unsecured notes due 2013	1,247	1,247
5.375% senior unsecured Euro-denominated notes due 2014	1,983	2,090
6.00% senior unsecured notes due 2017	995	995
6.50% senior unsecured notes due 2033	1,143	1,143
6.55% senior unsecured notes due 2037	994	994
Capital leases	19	19
Other long-term borrowings	47	47

Total long-term borrowings, net of current portion	$7,685	$7,931

The decrease in the Floating rate Euro-denominated term loan due 2012 was due to an early principal repayment of Euro 50 million in the first quarter of 2009 and foreign currency translation. No prepayment penalty was incurred relating to this principal repayment. The other changes in outstanding Euro-denominated borrowings at March 31, 2009 were due to foreign currency translation on Euro-denominated debt balances.

13.	FAIR VALUE MEASUREMENTS

Schering-Plough’s Condensed Consolidated Balance Sheet at March 31, 2009 includes the following assets and liabilities that are measured at fair value on a recurring basis:

	Total Fair Value at March 31, 2009	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in millions)
Assets
Securities held for employee compensation	$88	$88	$—	$—
Other	16	3	13	—

Total assets	$104	$91	$13	$—

Liabilities
Foreign currency exchange contract	4	—	4	—

Total liabilities	$4	$—	$4	$—

The majority of Schering-Plough’s assets and liabilities measured at fair value on a recurring basis are measured using unadjusted quoted prices in active markets for identical items (Level 1) as inputs, multiplied by the number of units held at the balance sheet date. As of March 31, 2009, assets and liabilities with fair values measured using significant other observable inputs (Level 2) include measurements using quoted prices for identical items in markets that are not active and measurements using inputs that are derived principally from or corroborated by observable market data.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	SEGMENT DATA

Schering-Plough has three reportable segments: Prescription Pharmaceuticals, Animal Health and Consumer Health Care. The segment sales and profit data that follow are consistent with Schering-Plough’s current management reporting structure. The Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Animal Health segment discovers, develops, manufactures and markets animal health products. The Consumer Health Care segment develops, manufactures and markets over-the-counter, foot care and sun care products, primarily in the U.S.

Net sales by segment:

	Three Months Ended March 31,
	2009	2008
	(Dollars in millions)
Prescription Pharmaceuticals	$3,379	$3,557
Animal Health	630	723
Consumer Health Care	384	377

Consolidated net sales	$4,393	$4,657

Profit by segment:

	Three Months Ended March 31,
	2009(1)	2008(1)
	(Dollars in millions)
Prescription Pharmaceuticals	$953	$515
Animal Health	127	(85)
Consumer Health Care	117	106
Corporate and other(2)	(263)	(173)

Income before income taxes	$934	$363

(1)	For the three months ended March 31, 2009, the Prescription Pharmaceuticals and the Animal Health segments’ profits include expense of $97 million and $32 million, respectively, related to the amortization of fair values of intangible assets acquired as part of the OBS acquisition. For the three months ended March 31, 2008, the Prescription Pharmaceuticals segment’s profit and the Animal Health segment’s loss includes expense of $432 million and $259 million, respectively, related to purchase accounting items from the OBS transaction.
(2)	For the three months ended March 31, 2009 and 2008, “Corporate and other” included special, merger and acquisition-related charges of $75 million and $23 million, respectively.

Schering-Plough’s consolidated net sales do not include sales of VYTORIN and ZETIA, which are managed in the cholesterol joint venture with Merck, as Schering-Plough accounts for this joint venture under the equity method of accounting (see Note 3, “Equity Income,” for additional information). The Prescription Pharmaceuticals segment includes equity income from the Merck/Schering-Plough joint venture.

“Corporate and other” includes interest income and expense, foreign exchange gains and losses, headquarters expenses, special, merger and acquisition-related charges and other miscellaneous items. The accounting policies used for segment reporting are the same as those described in Note 1, “Summary of Significant Accounting Policies,” in Schering-Plough’s 2008 10-K.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Sales of products comprising 10 percent or more of Schering-Plough’s U.S. or international sales for the three months ended March 31, 2009, were as follows:

	Three Months Ended March 31, 2009
	Amount	Percentage of Applicable Sales
	(Dollars in millions)	(%)
U.S.
NASONEX	$158	11%
International
REMICADE	518	18%

For the three months ended March 31, 2009 net sales outside the U.S. totaled $2.9 billion, or 67 percent, of consolidated net sales.

Schering-Plough does not disaggregate assets on a segment basis for internal management reporting and, therefore, such information is not presented.

15.	PRODUCT LICENSES

In December 2007, Schering-Plough and Centocor revised their distribution agreement regarding the development, commercialization and distribution of both REMICADE and golimumab, extending Schering-Plough’s rights to exclusively market REMICADE to match the duration of Schering-Plough’s exclusive marketing rights for golimumab. Effective upon regulatory approval of golimumab in the EU, Schering-Plough’s marketing rights for both products will now extend for 15 years after the first commercial sale of golimumab within the EU. After operating expenses and subject to certain adjustments, Schering-Plough currently is entitled to receive an approximately 60 percent share of profits on Schering-Plough’s distribution in the Schering Plough marketing territory. Beginning in 2010, subject to the approval of golimumab within the EU, share of profits will change over time to a 50 percent share of profits by 2014 for both products and the share of profits will remain fixed thereafter for the remainder of the term. The changes to the duration of REMICADE marketing rights and the profit sharing arrangement for the products are all conditioned on approval of golimumab being granted in the EU prior to September 1, 2014. Schering-Plough may independently develop and market golimumab for a Crohn’s disease indication in its territories, with an option for Centocor to participate. In addition, Schering-Plough and Centocor agreed to utilize an autoinjector device in the commercialization of golimumab and further agreed to share its development costs.

16.	LEGAL, ENVIRONMENTAL AND REGULATORY MATTERS

Schering-Plough is involved in various claims, investigations and legal proceedings.

Schering-Plough records a liability for contingencies when it is probable that a liability has been incurred and the amount can be reasonably estimated. Schering-Plough adjusts its liabilities for contingencies to reflect the current best estimate of probable loss or minimum liability, as the case may be. Where no best estimate is determinable, Schering-Plough records the minimum amount within the most probable range of its liability. Expected insurance recoveries have not been considered in determining the amounts of recorded liabilities for environmental related matters.

If Schering-Plough believes that a loss contingency is reasonably possible, rather than probable, or the amount of loss cannot be estimated, no liability is recorded. However, where a liability is reasonably possible, disclosure of the loss contingency is made.

Schering-Plough reviews the status of all claims, investigations and legal proceedings on an ongoing basis, including related insurance coverages. From time to time, Schering-Plough may settle or otherwise resolve these matters on terms and conditions management believes are in the best interests of Schering-Plough. Resolution of any or all claims, investigations and legal proceedings, individually or in the aggregate, could have a material adverse effect on Schering-Plough’s condensed consolidated results of operations, cash flows or financial condition.

Except for the matters discussed in the remainder of this Note, the recorded liabilities for contingencies at March 31, 2009, and the related expenses incurred during the three months ended March 31, 2009, were not material.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In the opinion of management, based on the advice of legal counsel, the ultimate outcome of these matters, except matters discussed in the remainder of this Note, is not expected to have a material impact on Schering-Plough’s consolidated results of operations, cash flows or financial condition.

AWP Litigation and Investigations

Schering-Plough continues to respond to existing and new litigation by certain states and private payors and investigations by the Department of Health and Human Services, the Department of Justice and several states into industry and Schering-Plough practices regarding average wholesale price (AWP). Schering-Plough is cooperating with these investigations.

These litigations and investigations relate to whether the AWP used by pharmaceutical companies for certain drugs improperly exceeds the average prices paid by providers and, as a consequence, results in unlawful inflation of certain reimbursements for drugs by state programs and private payors that are based on AWP. The complaints allege violations of federal and state law, including fraud, Medicaid fraud and consumer protection violations, among other claims. In the majority of cases, the plaintiffs are seeking class certifications. In some cases, classes have been certified. The outcome of these litigations and investigations could include substantial damages, the imposition of substantial fines, penalties and injunctive or administrative remedies.

Securities and Class Action Litigation

Federal Securities Litigation

Following Schering-Plough’s announcement that the FDA had been conducting inspections of Schering-Plough’s manufacturing facilities in New Jersey and Puerto Rico and had issued reports citing deficiencies concerning compliance with current Good Manufacturing Practices, several lawsuits were filed against Schering-Plough and certain named officers. These lawsuits allege that the defendants violated the federal securities law by allegedly failing to disclose material information and making material misstatements. Specifically, they allege that Schering-Plough failed to disclose an alleged serious risk that a new drug application for CLARINEX would be delayed as a result of these manufacturing issues, and they allege that Schering-Plough failed to disclose the alleged depth and severity of its manufacturing issues. These complaints were consolidated into one action in the U.S. District Court for the District of New Jersey, and a consolidated amended complaint was filed on October 11, 2001, purporting to represent a class of shareholders who purchased shares of Schering-Plough stock from May 9, 2000 through February 15, 2001. The complaint seeks compensatory damages on behalf of the class. The Court certified the shareholder class on October 10, 2003. Notice of pendency of the class action was sent to members of that class in July 2007. On February 18, 2009, the Court signed an order preliminarily approving a settlement agreement. The proposed settlement agreement is scheduled to be presented for final approval at a hearing on June 1, 2009.

ERISA Litigation

On March 31, 2003, Schering-Plough was served with a putative class action complaint filed in the U.S. District Court in New Jersey alleging that Schering-Plough, retired Chairman, CEO and President Richard Jay Kogan, Schering-Plough’s Employee Savings Plan (Plan) administrator, several current and former directors, and certain former corporate officers breached their fiduciary obligations to certain participants in the Plan. The complaint seeks damages in the amount of losses allegedly suffered by the Plan. The complaint was dismissed on June 29, 2004. The plaintiffs appealed. On August 19, 2005 the U.S. Court of Appeals for the Third Circuit reversed the dismissal by the District Court and the matter has been remanded back to the District Court for further proceedings. On September 30, 2008, the District Court entered an order granting in part, and denying in part, the named putative class representative’s motion for class certification. Schering-Plough thereafter petitioned the United States District Court of Appeals for the Third Circuit for leave to appeal the class certification decision. Schering-Plough’s petition was granted on December 10, 2008 and the appeal is currently pending before the Third Circuit.

K-DUR Antitrust Litigation

Schering-Plough had settled patent litigation with Upsher-Smith, Inc. (Upsher-Smith) and ESI Lederle, Inc. (Lederle) relating to generic versions of K-DUR, Schering-Plough’s long-acting potassium chloride product

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

supplement used by cardiac patients, for which Lederle and Upsher Smith had filed Abbreviated New Drug Applications. Following the commencement of an FTC administrative proceeding alleging anti-competitive effects from those settlements (which has been resolved in Schering-Plough’s favor), alleged class action suits were filed in federal and state courts on behalf of direct and indirect purchasers of K-DUR against Schering-Plough, Upsher-Smith and Lederle. These suits claim violations of federal and state antitrust laws, as well as other state statutory and common law causes of action. These suits seek unspecified damages. In February 2009, a special master recommended that the U.S. District Court for the District of New Jersey dismiss the class action lawsuits on summary judgment. The U.S. District Court judge has not yet ruled on the recommendation.

Third-party Payor Actions

Several purported class action litigations have been filed following the announcement of the settlement of the Massachusetts Investigation. Plaintiffs in these actions seek damages on behalf of third-party payors resulting from the allegations of off-label promotion and improper payments to physicians that were at issue in the Massachusetts Investigation.

Litigation and Investigations relating to the Merck/Schering-Plough Cholesterol Joint Venture

Background. In January 2008, the Merck/Schering-Plough Cholesterol Joint Venture announced the results of the ENHANCE clinical trial (Effect of Combination Ezetimibe and High-Dose Simvastatin vs. Simvastatin Alone on the Atherosclerotic Process in Patients with Heterozygous Familial Hypercholesterolemia). In July 2008 the Merck/Schering-Plough Cholesterol Joint Venture announced the results of the SEAS clinical trial (Simvastatin and Ezetimibe in Aortic Stenosis). Litigation and investigations with respect to matters relating to these clinical trials are ongoing.

Schering-Plough is cooperating fully with the various investigations and responding to the requests for information, and Schering-Plough intends to vigorously defend the lawsuits that have been filed relating to the ENHANCE study.

Investigations and Inquiries. Through the date of filing this 10-Q, Schering-Plough, the Joint Venture and/or its joint venture partner, Merck, received a number of governmental inquiries and have been the subject of a number of investigations and inquiries relating to the ENHANCE clinical trial. These include several letters from Congress, including the Subcommittee on Oversight and Investigations of the House Committee on Energy and Commerce, and the ranking minority member of the Senate Finance Committee, collectively seeking a combination of witness interviews, documents and information on a variety of issues related to the Merck/Schering-Plough Cholesterol Joint Venture’s ENHANCE clinical trial. These also include several subpoenas from state officials, including State Attorneys General, and requests for information from U.S. Attorneys and the Department of Justice seeking similar information and documents. In addition, Schering-Plough received letters from the Subcommittee on Oversight and Investigations of the House Committee on Energy and Commerce seeking certain information and documents related to the SEAS clinical trial, and other matters. Schering-Plough, Merck and the Joint Venture are cooperating with these investigations and responding to the inquiries.

In January 2008, after the initial release of ENHANCE data, the FDA stated that it would review the results of the ENHANCE trial. On January 8, 2009 the FDA announced the results of its review. The FDA stated that following two years of treatment,

•

Carotid artery thickness increased by 0.011 mm in the VYTORIN group and by 0.006 mm in the simvastatin group. The difference in the changes in carotid artery thickness between the two groups was not statistically significant.

•

The levels of LDL cholesterol decreased by 56% in the VYTORIN group and decreased by 39% in the simvastatin group. The difference in the reductions in LDL cholesterol between the two groups was statistically significant.

The FDA also stated that the results from ENHANCE do not change its position that an elevated LDL cholesterol is a risk factor for cardiovascular disease and that lowering LDL cholesterol reduces the risk for cardiovascular disease.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The FDA also stated that pending the results of the IMPROVE-IT clinical trial, patients should not stop taking VYTORIN or other cholesterol lowering medications and should talk to their doctors if they have any questions.

Litigation. Schering-Plough continues to respond to existing and new litigation, including civil class action lawsuits alleging common law and state consumer fraud claims in connection with Schering-Plough’s sale and promotion of the Merck/Schering-Plough joint venture products’ VYTORIN and ZETIA; several putative shareholder securities class action lawsuits (where several officers are also named defendants) alleging false and misleading statements and omissions by Schering-Plough and its representatives related to the timing of disclosures concerning the ENHANCE results, allegedly in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934; a putative shareholder securities class action lawsuit (where several officers and directors are also named), alleging material misstatements and omissions related to the ENHANCE results in the offering documents in connection with Schering-Plough’s 2007 securities offerings, allegedly in violation of the Securities Act of 1933, including Section 11; several putative class action suits alleging that Schering-Plough and certain officers and directors breached their fiduciary duties under ERISA and seeking damages in the amount of losses allegedly suffered by the Plans; a Shareholder Derivative Action alleging that the Board of Directors breached its fiduciary obligations relating to the timing of the release of the ENHANCE results; and a letter on behalf of a single shareholder requesting that the Board of Directors investigate the allegations in the litigation described above and, if warranted, bring any appropriate legal action on behalf of Schering-Plough.

Legal Proceedings Related to the Merck Transaction

Since the announcement of the merger agreement with Merck & Co., Inc. (see Note 17, “Merger Agreement with Merck & Co., Inc.”), a number of putative class action lawsuits have been filed on behalf of the shareholders of Schering-Plough. The complaints name as defendants Schering-Plough, its directors, and in certain cases, Merck and Schering-Plough subsidiaries, Blue, Inc. and Purple, Inc.

The complaints variously allege, among other things, that Schering-Plough’s directors breached their fiduciary duties by agreeing to a merger of Schering-Plough with Merck without taking steps to ensure that shareholders would obtain adequate, fair and maximum consideration under the circumstances, and that Schering-Plough and, in certain complaints, Merck aided and abetted the directors’ breaches of duty. The complaints seek, among other things, class action status, an order preliminarily and permanently enjoining the proposed transaction, rescission of the transaction if it is consummated, damages, and attorneys’ fees and expenses.

Tax Matters

In October 2001, IRS auditors asserted that two interest rate swaps that Schering-Plough entered into with an unrelated party should be recharacterized as loans from affiliated companies, resulting in additional tax liability for the 1991 and 1992 tax years. In September 2004, Schering-Plough made payments to the IRS in the amount of $194 million for income tax and $279 million for interest. Schering-Plough filed refund claims for the tax and interest with the IRS in December 2004. Following the IRS’s denial of Schering-Plough’s claims for a refund, Schering-Plough filed suit in May 2005 in the U.S. District Court for the District of New Jersey for refund of the full amount of the tax and interest. This refund litigation has been tried in Newark District court and a decision has not yet been rendered. Schering-Plough’s tax reserves were adequate to cover the above-mentioned payments.

Pending Administrative Obligations

In connection with the settlement of an investigation with the U.S. Department of Justice and the U.S. Attorney’s Office for the Eastern District of Pennsylvania, Schering-Plough entered into a five-year corporate integrity agreement (CIA). The CIA was amended in August of 2006 in connection with the settlement of the Massachusetts Investigation, commencing a new five-year term. Failure to comply with the obligations under the CIA could result in financial penalties. To date, Schering-Plough believes it has complied with its obligations.

SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Matters

Products Liability

Beginning in May 2007, a number of complaints were filed in various jurisdictions asserting claims against Organon USA, Inc., Organon Pharmaceuticals USA, Inc., Organon International (Organon), and Schering-Plough Corporation arising from Organon’s marketing and sale of NUVARING, a combined hormonal contraceptive vaginal ring. The plaintiffs contend that Organon and Schering-Plough failed to adequately warn of the alleged increased risk of venous thromboembolism (VTE) posed by NUVARING, and/or downplayed the risk of VTE. The plaintiffs seek damages for injuries allegedly sustained from their product use, including some alleged deaths, heart attacks and strokes. The majority of the cases are currently pending in a federal Multidistrict litigation venued in Missouri and in New Jersey state court. Other cases are pending in other states.

French Matter

Based on a complaint to the French competition authority from a competitor in France and pursuant to a court order, the French competition authority has obtained documents from a French subsidiary of Schering-Plough relating to SUBUTEX, one of the products that the subsidiary markets and sells. Any resolution of this matter adverse to the French subsidiary could result in the imposition of civil fines and injunctive or administrative remedies. On July 17, 2007, the Juge des Libertés et de la Détention ordered the annulment of the search and seizure on procedural grounds. On July 19, 2007, the French authority appealed the order to the French Supreme Court.

In April 2007, the competitor also requested interim relief, a portion of which was granted by the French competition authority in December 2007. The interim relief required Schering-Plough’s French subsidiary to publish in two specialized newspapers information including that the generic has the same quantitative and qualitative composition and the same pharmaceutical form as, and is substitutable for, SUBUTEX. In February 2008, the Paris Court of Appeal confirmed the decision of the French competition authority. In January 2009, the French Supreme Court confirmed the decision of the French competition authority.

Environmental

Schering-Plough has responsibilities for environmental cleanup under various state, local and federal laws, including the Comprehensive Environmental Response, Compensation and Liability Act, commonly known as Superfund. At several Superfund sites (or equivalent sites under state law), Schering-Plough is alleged to be a potentially responsible party (PRP). Schering-Plough believes that it is remote at this time that there is any material liability in relation to such sites. Schering-Plough estimates its obligations for cleanup costs for Superfund sites based on information obtained from the federal Environmental Protection Agency (EPA), an equivalent state agency and/or studies prepared by independent engineers, and on the probable costs to be paid by other PRPs. Schering-Plough records a liability for environmental assessments and/or cleanup when it is probable a loss has been incurred and the amount can be reasonably estimated.

17.	MERGER AGREEMENT WITH MERCK & CO., INC.

On March 9, 2009 Merck & Co., Inc.(Merck) and Schering-Plough announced that their Boards of Directors had unanimously approved a definitive merger agreement under which Merck and Schering-Plough will combine, under the name Merck, in a stock and cash transaction. The merger agreement was filed as an exhibit to Schering-Plough’s Form 8-K dated March 11, 2009.

Under the terms of the agreement, Schering-Plough shareholders will receive 0.5767 shares and $10.50 in cash for each share of Schering-Plough. Each Merck share will automatically become a share of the combined company.

The transaction is subject to approval by Merck and Schering-Plough shareholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as clearance by the European Commission (EC) under the EC Merger Regulation and certain other foreign jurisdictions. Merck and Schering-Plough expect to complete the transaction in the fourth quarter of 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Schering-Plough Corporation

We have reviewed the accompanying condensed consolidated balance sheet of Schering-Plough Corporation and subsidiaries (the “Company”) as of March 31, 2009, and the related statements of condensed consolidated operations for the three-month periods ended March 31, 2009 and 2008, and the statements of condensed consolidated cash flows for the three-month periods ended March 31, 2009 and 2008. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Company as of December 31, 2008, and the related statements of consolidated operations, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated February 27, 2009, we expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes . In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2008 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

May 1, 2009